UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 14, 2021 (May 12, 2021)

BULL HORN HOLDINGS CORP.

(Exact Name of Registrant as Specified in its Charter)

British Virgin Islands	001-39669	98-1465952
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

801 S. Pointe Drive, Suite TH-1, Miami Beach, FL	33139
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (305) 671-3341

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Units, each consisting of one Ordinary Share and one Redeemable Warrant	BHSEU	The Nasdaq Stock Market LLC
Ordinary Shares, par value $0.0001 per share	BHSE	The Nasdaq Stock Market LLC
Redeemable Warrants, each whole warrant exercisable for one-half of one Ordinary Share at an exercise price of $11.50	BHSEW	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 4.02	Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review.

On April 12, 2021, the Acting Director of the Division of Corporation Finance and Acting Chief Accountant of the Securities and Exchange Commission (the “SEC”) together issued a statement regarding the accounting and reporting considerations for warrants issued by special purpose acquisition companies entitled “Staff Statement on Accounting and Reporting Considerations for Warrants Issued by Special Purpose Acquisition Companies (“SPACs”)” (the “SEC Guidance”). Specifically, the SEC Guidance focused on certain settlement terms and provisions related to certain tender offers following a business combination, which terms are similar to those contained in the warrant agreement (the “Warrant Agreement”), dated as of October 29, 2020, between Bull Horn Holdings Corp. (the “Company”) and Continental Stock Transfer & Trust Company, a New York corporation, as warrant agent.

As a result of the SEC Guidance, the Company reevaluated the accounting treatment of (i) the 7,500,000 redeemable warrants (the “Public Warrants”) that were included in the units issued by the Company in its initial public offering (the “IPO”) and (ii) the aggregate of 3,750,000 privately issued warrants (together with the Public Warrants, the “Warrants”) that were included in the units issued to the Company’s sponsor and the underwriters of the IPO in a private placement that closed concurrently with the closing of the IPO, and determined that the Warrants should be classified as derivative liabilities measured at fair value, with changes in fair value each period reported in earnings. While the Company has not generated any operating revenues to date and will not generate any operating revenues until after completion of its initial business combination, at the earliest, the change in fair value of the Warrants is a non-cash charge and will be reflected in the Company’s statement of operations.

On May 12, 2021, after consultation with the Company’s management, accounting advisors and Marcum LLP, the Company’s independent registered public accounting firm (“Marcum”), the Company’s management and the Audit Committee of the Company’s Board of Directors (the “Audit Committee”) concluded that, in light of the SEC Guidance, it is appropriate to restate:

(i)	certain items on the Company’s previously issued audited pro forma balance sheet dated as of November 3, 2020 (which was related to the Company’s IPO and filed as an exhibit to the Company’s Current Report on Form 8-K dated November 9, 2020); and

(ii)	the Company’s previously issued audited financial statements as of December 31, 2020 (balance sheets), and for the year ended December 31, 2020 (statements of operations, statements of changes in stockholders’ equity (deficit), statements of cash flows) (which were included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2020) (the periods in (i) and (ii), the “Non-Reliance Periods,” and the financial statements in (i) and (ii), the “Non-Reliance Financial Statements”).

Considering such restatement, the Non-Reliance Financial Statements should no longer be relied upon. The Company will file an amendment to its Annual Report on Form 10-K for the year ended December 31, 2020 reflecting the reclassification of the Warrants for the Non-Reliance Periods as soon as practicable.

Going forward, unless the Company amends the terms of the Warrant Agreement, the Company expects to continue to classify the Warrants as liabilities, which would require the Company to incur the cost of measuring the fair value of the Warrant liabilities, and which liabilities may have an adverse effect on the Company’s results of operations.

The Company’s management and the Audit Committee have discussed the matters disclosed in this Current Report on Form 8-K pursuant to this Item 4.02 with Marcum.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: May 14, 2021	BULL HORN HOLDINGS CORP.

	By:	/s/ Christopher Calise
Name: Christopher Calise Title: Chief Financial Officer

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